Exhibit 99.1

Dexcom Reports First Quarter 2024 Financial Results

SAN DIEGO - (BUSINESS WIRE-April 25, 2024) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights:

•Revenue grew 24% year-over-year to $921.0 million on a reported basis and 25% year-over-year on an organic1 basis.
•U.S. revenue and international revenue both grew 24% on a reported basis and international revenue grew 26% on an organic1 basis, all on a year-over-year basis.
•GAAP operating income of $101.1 million or 11.0% of revenue, an increase of 460 basis points compared to the first quarter of 2023. Non-GAAP operating income* of $140.2 million or 15.2% of reported revenue, an increase of 460 basis points compared to the first quarter of 2023.

First Quarter 2024 Strategic Highlights:

•Received FDA clearance for Stelo, Dexcom’s new CGM system designed for people with type 2 diabetes who are not on insulin therapy, as the first glucose biosensor in the U.S. cleared for use without a prescription.
•Launched Dexcom ONE+ into eight European countries, bringing a smaller form factor, shorter warm up time, and improved sensor accuracy to this customer base.
•Received FDA clearance for the Direct-to-Watch feature for Dexcom G7 and initiated launches in the United Kingdom and Ireland.
•Published annual Sustainability Report, which provided updates on Dexcom’s access to healthcare strategy, enhanced human capital disclosure, and expanded greenhouse gas emissions reporting.

“Dexcom is off to a great start in 2024, delivering another quarter of strong financial results while advancing several key strategic initiatives,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “This is shaping up to be another exciting year for Dexcom as we launch new product innovations and work to improve access to Dexcom CGM around the world.”

2024 Annual Guidance

Dexcom is updating fiscal year 2024 guidance for Revenue, and reiterating guidance for Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin at the following levels:

•Revenue of approximately $4.20 - 4.35 billion (17 - 21% organic growth2)
•Non-GAAP Gross Profit Margin of approximately 63 - 64%
•Non-GAAP Operating Margin of approximately 20%
•Adjusted EBITDA Margin of approximately 29%

First Quarter 2024 Financial Results

Revenue: In the first quarter of 2024, worldwide revenue grew 24% to $921.0 million on a reported basis, up from $741.5 million in the first quarter of 2023. Volume growth in conjunction with strong new customer additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

1 First quarter 2024 organic revenue was $915.0 million and excludes $3.2 million of foreign exchange impact and $2.8 million of non-CGM revenue acquired or divested in the trailing twelve months. First quarter 2023 reported revenue included $7.2 million of non-CGM revenue subsequently divested in the following twelve months.
2 Organic growth excludes non-CGM revenue acquired or divested in the trailing twelve months, as well as the impact of foreign exchange. Dexcom's 2024 organic growth expectation excludes approximately $30 million of fiscal year 2023 revenue related to the divestiture of certain non-CGM assets.

Gross Profit: GAAP gross profit totaled $561.9 million or 61.0% of revenue for the first quarter of 2024, compared to $462.6 million or 62.4% of revenue in the first quarter of 2023.

Non-GAAP gross profit* totaled $569.1 million or 61.8% of reported revenue for the first quarter of 2024, compared to $469.8 million or 63.4% of reported revenue in the first quarter of 2023.

Operating Income: GAAP operating income for the first quarter of 2024 was $101.1 million, compared to GAAP operating income of $47.2 million for the first quarter of 2023.

Non-GAAP operating income* for the first quarter of 2024 was $140.2 million, compared to non-GAAP operating income of $78.6 million for the first quarter of 2023.

Net Income and Diluted Net Income Per Share: GAAP net income was $146.4 million, or $0.36 per diluted share, for the first quarter of 2024, compared to GAAP net income of $48.6 million, or $0.12 per diluted share, for the first quarter of 2023.

Non-GAAP net income* was $128.2 million, or $0.32 per diluted share, for the first quarter of 2024, compared to non-GAAP net income of $68.5 million, or $0.17 per diluted share, for the first quarter of 2023. The first quarter 2024 non-GAAP net income excludes $10.4 million of amortization of intangible assets, $3.5 million of business transition and related costs, $25.2 million of intellectual property litigation costs, and $57.3 million of tax adjustments.

Cash and Liquidity: As of March 31, 2024, Dexcom held $2.90 billion in cash, cash equivalents and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (877) 344-3040 (U.S./Canada) or (646) 475-1647 (International) and use the confirmation ID “9430114” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), please see the section titled “About Non-GAAP Financial Measures” below as well as the related Table E. We have not reconciled our Revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin and Adjusted EBITDA Margin estimates for fiscal year 2024 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of Revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin and Adjusted EBITDA Margin is not available without unreasonable effort.

About DexCom, Inc.

DexCom, Inc. empowers people to take real-time control of health through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, Calif., and with operations across Europe and select parts of Asia/Oceania, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom works to simplify and improve diabetes management around the world. For more information about Dexcom CGM, visit www.dexcom.com.

Category: IR

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s future operating results and financial position, including estimated Revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin for fiscal 2024, expected growth rates as compared to the year ended December 31, 2023, as well as future expenses and investments. All forward-looking statements included in this press release are made as of the date of this press release, based on information currently available to Dexcom as of the date hereof. Forward-looking statements deal with future events and are therefore subject to various risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Dexcom’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings filed with the Securities and Exchange Commission. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this communication or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Vice President - Finance and Investor Relations
investor-relations@dexcom.com
(858) 203-6657

MEDIA CONTACT:
James McIntosh
(619) 884-2118

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value data)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$851.2	$566.3
Short-term marketable securities	2,045.8	2,157.8
Accounts receivable, net	978.6	973.9
Inventory	589.1	559.6
Prepaid and other current assets	156.0	168.3
Total current assets	4,620.7	4,425.9
Property and equipment, net	1,108.6	1,113.1
Operating lease right-of-use assets	68.0	71.4
Goodwill	23.2	25.2
Intangibles, net	123.3	134.5
Deferred tax assets	460.7	419.4
Other assets	77.7	75.0
Total assets	$6,482.2	$6,264.5
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,446.6	$1,345.5
Accrued payroll and related expenses	110.5	171.0
Short-term operating lease liabilities	20.7	21.1
Deferred revenue	16.4	18.4
Total current liabilities	1,594.2	1,556.0
Long-term senior convertible notes	2,436.0	2,434.2
Long-term operating lease liabilities	75.8	80.1
Other long-term liabilities	129.4	125.6
Total liabilities	4,235.4	4,195.9
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value, 800.0 million shares authorized; 408.5 million and 396.1 million shares issued and outstanding, respectively, at March 31, 2024; and 407.2 million and 385.4 million shares issued and outstanding, respectively, at December 31, 2023	0.4	0.4
Additional paid-in capital	2,510.6	3,514.6
Accumulated other comprehensive loss	(37.3)	(16.7)
Retained earnings	1,167.8	1,021.4
Treasury stock, at cost; 12.4 million shares at March 31, 2024 and 21.8 million shares at December 31, 2023	(1,394.7)	(2,451.1)
Total stockholders’ equity	2,246.8	2,068.6
Total liabilities and stockholders’ equity	$6,482.2	$6,264.5

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$921.0	$741.5
Cost of sales	359.1	278.9
Gross profit	561.9	462.6
Operating expenses:
Research and development	141.5	119.0
Selling, general and administrative	319.3	296.4
Total operating expenses	460.8	415.4
Operating income	101.1	47.2
Other income (expense), net	31.4	17.3
Income before income taxes	132.5	64.5
Income tax expense (benefit)	(13.9)	15.9
Net income	$146.4	$48.6

Basic net income per share	$0.38	$0.13
Shares used to compute basic net income per share	390.2	386.7
Diluted net income per share	$0.36	$0.12
Shares used to compute diluted net income per share	416.7	418.5

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
U.S. revenue	$653.2	$526.0
Year over year growth	24%	17%
% of total revenue	71%	71%

International revenue	$267.8	$215.5
Year over year growth	24%	21%
% of total revenue	29%	29%

Total revenue (1)	$921.0	$741.5
Year over year growth	24%	18%

(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Sensor and other revenue (1) (2)	$854.3	$651.9
Year over year growth	31%	20%
% of total revenue	93%	88%

Hardware revenue (1) (3)	$66.7	$89.6
Year over year growth	(26)%	5%
% of total revenue	7%	12%

Total revenue (4)	$921.0	$741.5
Year over year growth	24%	18%

(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, non-CGM revenue, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP gross profit	$561.9	$462.6
Amortization of intangible assets (1)	7.2	7.2
Non-GAAP gross profit	$569.1	$469.8

GAAP operating income	$101.1	$47.2
Amortization of intangible assets (1)	10.4	9.0
Business transition and related costs (2)	3.5	1.1
Intellectual property litigation costs (3)	25.2	21.3
Non-GAAP operating income	$140.2	$78.6

GAAP net income	$146.4	$48.6
Business transition and related costs (2)	3.4	1.0
Depreciation and amortization	52.5	41.6
Intellectual property litigation costs (3)	25.2	21.3
Share-based compensation	39.0	35.2
Interest expense and interest income	(31.7)	(17.7)
Income tax (benefit) expense	(13.9)	15.9
Adjusted EBITDA	$220.9	$145.9

GAAP net income	$146.4	$48.6
Amortization of intangible assets (1)	10.4	9.0
Business transition and related costs (2)	3.5	1.1
Intellectual property litigation costs (3)	25.2	21.3
Adjustments related to taxes (4)	(57.3)	(11.5)
Non-GAAP net income	$128.2	$68.5

GAAP net income	$146.4	$48.6
Interest expense on senior convertible notes, net of tax	2.9	1.6
GAAP net income used for diluted EPS, if-converted (5)	$149.3	$50.2

Non-GAAP net income	$128.2	$68.5
Interest expense on senior convertible notes, net of tax	1.2	1.2
Non-GAAP net income used for diluted EPS, if-converted (5)	$129.4	$69.7

DexCom, Inc.
Table E (Continued)
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP diluted net income per share (5)	$0.36	$0.12
Amortization of intangible assets (1)	0.03	0.02
Business transition and related costs (2)	0.01	—
Intellectual property litigation costs (3)	0.06	0.05
Adjustments related to taxes (4)	(0.14)	(0.03)
Impact of adjustment to GAAP diluted shares (6)	—	—
Non-GAAP diluted net income per share (5) (7)	$0.32	$0.17

GAAP diluted weighted-average shares outstanding	416.7	418.5
Non-GAAP diluted weighted-average shares outstanding	409.0	407.6

Reconciliation of non-GAAP diluted weighted-average shares outstanding:
GAAP diluted weighted-average shares outstanding	416.7	418.5
Adjustment for dilutive impact of senior convertible notes due 2023 (8)	—	(18.9)
Adjustment for dilutive impact of senior convertible notes due 2025 (8)	—	8.0
Adjustment for dilutive impact of senior convertible notes due 2028 (8)	(7.7)	—
Non-GAAP diluted weighted-average shares outstanding	409.0	407.6
(1) Represents amortization of acquired intangible assets.
(2) For the three months ended March 31, 2024, business transition and related costs are primarily related to the divestiture of certain non-CGM assets and rent for vacated office space in San Diego, California. For the three months ended March 31, 2023, business transition and related costs are primarily related to rent for vacated office space in San Diego, California.
(3) We have excluded third-party attorney’s fees, costs, and expenses incurred by Dexcom exclusively in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc., as further described in the section titled “Legal Proceedings” appearing in Dexcom’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024.
(4) For the three months ended March 31, 2024, tax adjustments are primarily related to the tax effect of the Verily milestone payment, non-GAAP adjustments, and excess tax benefits from share-based compensation for employees. For the three months ended March 31, 2023, tax adjustments are primarily related to the tax effect of non-GAAP adjustments and excess tax benefits from share-based compensation for employees.
(5) When our senior convertible notes are dilutive on a GAAP or non-GAAP basis, net income used for calculating GAAP and non-GAAP diluted net income per share includes an interest expense add back, net of tax, under the if-converted method. In loss periods, basic and diluted net loss per share are the same since the effect of potential common shares is anti-dilutive and therefore excluded.
(6) The adjustments are for the transition from GAAP diluted net income per share to non-GAAP diluted net income per share due to our senior convertible notes.
(7) The sum of the non-GAAP per share components may not equal the totals due to rounding.
(8) We adjust for the dilutive effect of our senior convertible notes when the effect is not the same on a GAAP and non-GAAP basis for a given period.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated April 25, 2024 contains non-GAAP financial measures. These non-GAAP financial measures include organic revenue, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and non-GAAP diluted weighted average shares outstanding, as well as Adjusted EBITDA.

We report non-GAAP financial measures in addition to, and not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. While we compute non-GAAP financial measures using a consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Management believes organic revenue is a meaningful metric to investors as it provides a more consistent comparison of Dexcom’s revenue to prior periods as well as to industry peers. We exclude the following items from the non-GAAP financial measure for organic revenue:
•The effect of non-CGM revenue acquired or divested in the trailing twelve months; and
•The effect of foreign currency fluctuations.

Management believes that the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.

Table E reconciles the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP.

Our policy is to exclude the following items from non-GAAP financial measures for non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted net income per share:
•Amortization of acquired intangible assets;
•Business transition and related costs associated with acquisition and divestiture, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third-party merger and acquisition costs, and other costs directly associated with such activities;
•Income or loss from equity investments;
•Third-party intellectual property litigation costs in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc.;
•Litigation settlement costs;
•Gain or loss on extinguishment of debt; and
•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items

Adjusted EBITDA excludes non-cash operating charges for share-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, gain or loss on extinguishment of debt, income or loss from equity investments, and income tax expense or benefit. For the reasons explained above, Adjusted EBITDA also excludes business transition and related costs, litigation settlement costs, and intellectual property litigation costs.